Exhibit 99.1

COMPANY CONTACTS: Diane Morefield EVP, Chief Financial Officer Strategic Hotels & Resorts, Inc. (312) 658-5740

Jonathan Stanner
VP, Capital Markets & Treasurer Strategic Hotels & Resorts, Inc. (312) 658-5746

FOR IMMEDIATE RELEASE

WEDNESDAY, JULY 20, 2011

STRATEGIC HOTELS & RESORTS, INC. ANNOUNCES CLOSING OF A FIVE-YEAR,

$130 MILLION LOAN SECURED BY THE FOUR SEASONS WASHINGTON, D.C.

CHICAGO – July 20, 2011 - Strategic Hotels & Resorts, Inc. (NYSE: BEE) today announced that it has closed a $130.0 million limited recourse loan secured by the Four Seasons Washington, D.C. hotel. The property was previously collateral for the Company’s revolving credit facility.

“Encumbering this property with single-asset financing efficiently raises significant proceeds while accomplishing our objective of staggering debt maturities,” said Diane Morefield, Chief Financial Officer of Strategic Hotels & Resorts, Inc. “This transaction is among the final refinancings included in our overall balance sheet restructuring strategy, which we have been diligently executing against since 2010. The last remaining asset-specific refinancing will be announced once closed.”

Under the terms of the agreement, the loan bears interest at a floating rate of LIBOR plus 315 basis points and has a three-year initial term with two, one-year extension options available to the Company upon satisfying certain financial and other conditions. The loan is interest bearing only and not subject to principal amortization through the full loan maturity date. Deutsche Bank Securities Inc. originated the financing and Eastdil Secured served as placement agent.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The Company currently has ownership interests in 17 properties with an aggregate of 7,762 rooms. For a list of current properties and for further information, please visit the Company’s website at http://www.strategichotels.com/.

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Strategic Hotels & Resorts

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This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding the Company’s future financial results, stabilization in the lodging space, positive trends in the lodging industry and the Company’s continued focus on improving profitability. Actual results could differ materially from the projections contained herein. Factors that may contribute to these differences include, but are not limited to the following: the failure of closing conditions to be satisfied; ability to obtain, refinance or restructure debt or comply with covenants contained in the Company’s debt facilities; demand for hotel rooms in the Company’s current and proposed market areas; availability of capital; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; economic conditions generally and in the real estate market specifically, including deterioration of economic conditions and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with the Company’s disposition strategy; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and neither the Company or its affiliates undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.